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                                 EXHIBIT 8.1.5.


MORGAN BEAUMONT ANNOUNCES NEW MONEY ORDER CAPABILITY FROM ITS PREPAID CARDS [PR Newswire - 2005-12-12]

SERVICE MAKES "TRADITIONAL" FINANCIAL SERVICES AVAILABLE TO ALL

BRADENTON, FLORIDA - DECEMBER 12, 2005 - Morgan Beaumont, Inc. (OTC.BB: MBEU), a premier technology solution provider to the Stored Value and Prepaid Card market and owner of the SIRE Network (TM), announced today that its prepaid cardholders will soon have the ability to write money orders from their prepaid card balance.

Cliff Wildes, CEO of Morgan Beaumont, stated, "This new service, scheduled for nationwide availability in January 2006 for all of Morgan Beaumont's cardholders, will give card users all of the benefits of a checking account without having to have a bank account. This service is ideal for people who need to send payments for non re-occurring items that can't be set up on their prepaid card like water, electricity, telephone, cell phone, etc. which requires a check be written for a different amount each month.

"In order to create a money order, the cardholder simply has to log-on to Morgan Beaumont's secure website, enter who the payment is for and the amount, and print the money order on any printer. It can then be mailed just like any other payment. Enrollment in the program will be free and there will be a charge for each money order written," concluded Wildes.

Morgan Beaumont, Inc. is a Technology Solutions Company located in Bradenton, Florida, and is one of the premier providers of Stored Value and Prepaid Card Solutions in the United States. The company has developed the SIRE Network (TM), a secure, reliable, point of sale (POS) and PC based software platform that connects retail merchants with multiple Stored Value/Prepaid Card Processors and Issuing Banks, in addition to private transaction networks and IVR and CRM technology. The company owns and operates the SIRE Network as a standardized, national network of Stored Value and Prepaid Card cash load stations located throughout the United States. Morgan Beaumont is a MasterCard Third Party Processor Member Service Provider (TPP MSP) and a Visa Independent Sales Organization (ISO). To learn more about Morgan Beaumont, please visit .

"Safe Harbor" Statement under Private Securities Litigation Reform Act of 1995
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 Statements about the expected future prospects of our business and all other statements in this release other than historical facts, constitute forward-looking statements. You can identify forward-looking statements because they contain words such as "believes," "expects," "may," "will," "would," "should," "seeks," "approximately," "intends," "plans," "estimates," or


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"anticipates" or similar expressions which concern our strategy, plans or intentions. All statements we make relating to estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. All of these forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those we expected. We derive most of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. Some of the factors that we believe could affect our results include: general economic and market conditions, including the lingering effects of the economic slowdown and services revenue; the overall condition of the bank card industry, including the effect of any further consolidation among financial services firms; the regulatory, credit and market risks associated with our operations; the integration of acquired businesses, the performance of our businesses; the effect of war, terrorism or catastrophic events; the timing and magnitude of sales; the timing and scope of technological advances; the ability to retain and attract customers and key personnel; and the ability to obtain patent protection and avoid patent-related liabilities in the context of a rapidly developing legal framework for software and business-method patents. The factors described in this paragraph and other factors that may affect our business or future financial results and when applicable, are discussed in our filings with the Securities and Exchange Commission, including our Form 10-K, a copy of which may be obtained from us without charge. We assume no obligation to update any written or oral forward-looking statement made by us or on our behalf as a result of new information, future events or other factors.


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     Contacts:  Erik Jensen, President
                Morgan Beaumont, Inc.
                941-753-2875

                Ken Dennard, Managing Partner
                KSDENNARD@DRG-E.COM
                DRG&E / 713-529-6600